Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated  March 30, 2009 with respect to the audited consolidated financial statements of Magnum Hunter Resources Corporation (Formerly Petro Resources Corporation) for the year ended December 31, 2008.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

July 15, 2010